INDEPENDENT

   2700 E. Executive Drive, Suite 140

MINING CONSULTANTS, INC.

        Tucson, Arizona 85706 USA

           Tel: (520) 294-9861  Fax: (520) 294-9865

                                                                                                                                                    jmarek@imctucson.com

April 5, 2004

Pat Prejean

Assistant Controller - Financial Reporting

Freeport-McMoRan Copper & Gold, Inc.

1615 Poydras Street

New Orleans, LA  70112

Dear Mr. Prejean,

We hereby consent to the use in this Registration Statement on Form S-4 of Freeport-McMoRan Copper & Gold, Inc. of our reports incorporated by reference therein and to all references to our firm in such Registration Statement, including the reference to us under the heading “Reserves” in the prospectus comprising a part of such Registration Statement as being experts in mining, geology and reserve determination.

INDEPENDENT MINING CONSULTANTS, INC.

Date:  April 5, 2004

By:  /s/ John M. Marek

Name:  John M. Marek

Title:     President